UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2014

GRAFTECH INTERNATIONAL LTD.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-13888	27-2496053
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

12900 Snow Road
Parma, Ohio 44130
(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code: 216-676-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

GrafTech International Ltd. is reporting that certain of the directors have recently purchased shares of GrafTech’s common stock to add to their current holdings. These open market purchases were made using personal funds in the aggregate amount of approximately $1 million and include:

Shares purchased	Director
22,100	Mary B. Cranston, Lead Director
24,480	Randy W. Carson, Director
21,800	Ferrell P. McClean, Director
22,023	Steven R. Shawley, Director
90,403	Total

These purchases by GrafTech directors demonstrate their confidence in the Company's future and its strategic plans under GrafTech’s current management and Board. All such purchases were made in accordance with GrafTech’s policies governing insider trading. The purchases have also been reported to the Securities and Exchange Commission in Form 4 filings.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

GRAFTECH INTERNATIONAL LTD.

Date: April 28, 2014	By:	/s/ John D. Moran
John D. Moran Vice President, General Counsel and Secretary